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                                                                    EXHIBIT 8(b)

                     AMENDMENT NO. 1 TO CUSTODIAN AGREEMENT
                     --------------------------------------

          This Amendment, dated the 3rd day of February 1992, is entered into between THE PNC(R) FUND (the "Funds"), a Massachusetts business trust, and PROVIDENT NATIONAL BANK ("Bank"), a national banking association.

          WHEREAS, the Fund and Bank have entered into a Custodian Agreement dated as of October 4, 1989, (the "Custodian Agreement"), pursuant to which the Fund appointed Bank to act as custodian for its investment portfolios;

          WHEREAS, the Fund desires to retain Bank to serve as the Fund's custodian with respect to shares of the Intermediate Government Portfolio, Value Equity Portfolio, Index Equity Portfolio, Special Equity Portfolio, Pennsylvania Tax-Free Income Portfolio, Ohio Tax-Free Income Portfolio, Pennsylvania Tax-Free Money Market Portfolio, Ohio Tax-Free Money Market Portfolio ("Portfolios"), and any such future portfolio of the Fund as listed in Appendix B of the Custodian Agreement with respect to which it wants to appoint Bank to act as custodian under the Custodian Agreement;

          WHEREAS, Bank has notified the Fund that it wants to serve as custodian for the Portfolios and any such other future portfolio as listed in Appendix B; and

          WHEREAS, the Fund's Board of Directors has approved this Amendment.

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          Paragraph 1 is amended and restated in full as follows:

          1.   Appointment.  The Fund hereby appoints Bank to act as custodian
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               of the securities, cash and other property belonging to each investment portfolio ("portfolios") of the Fund for the period and on the terms set forth in this Agreement. Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement. Bank agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Fund's shares, $.001 par value per share (the "Shares"), have been classified into different classes representing interests in the Fund's Value Equity Portfolio, Growth Equity Portfolio, Index Equity Portfolio, Special Equity Portfolio, International Equity Portfolio, Balanced Portfolio, Managed Income Portfolio, Tax-Free Income Portfolio, Intermediate Government Portfolio, Ohio Tax-Free Income Portfolio,
               Pennsylvania Tax-Free Income
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                                                                               2

               Portfolio, Money Market Portfolio, Tax-Free Money Market Portfolio, Government Money Market Portfolio, Ohio Tax-Free Money Market Portfolio, Pennsylvania Tax-Free Money Market Portfolio and such other classes as may be created in the future and listed in Appendix B hereto. The Fund may from time to time issue additional classes of Shares or classify and reclassify Shares of each other class. Bank shall identify to each such class property belonging to such class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the class to which ouch report, confirmation or notice pertains.

          2.   Miscellaneous.  Except to the extent amended and supplemented
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               hereby, the Custodian Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                    THE PNC(R) FUND


[SEAL]                              By:______________________
                                       Title:


                                    PROVIDENT NATIONAL BANK


[SEAL]                              By:______________________
                                       Title:
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                                                                               3

                                The PNC(R) Fund
                            Appendix B to Custodian
                     Agreement dated as of October 4, 1989


          The Fund hereby appoints Bank to act as custodian of the securities, cash and other property belonging to each additional Portfolio listed below ("Additional Portfolios") for the period and on the terms set forth in this Agreement. Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement. Bank agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

          The Additional Portfolios are as follows:

          .    Government Income Portfolio
          .    International Emerging Markets Portfolio
          .    International Fixed Income Portfolio
          .    Virginia Municipal Money Market Portfolio



Agreed to and accepted as of
December 17, 1993

The PNC(R) Fund


By:__________________________


PNC Bank, National Association

By:__________________________